Exhibit 10.4

EXHIBIT A

JOHN J. HARDIG

Start Date:	February 9, 2016

Employee:	John J. Hardig

Position:	Chief Financial Officer of the Company

Reporting Person:	Chief Executive Officer of the Company

Base Salary:	$515,000

2015 Bonus:	$650,000

2015 Additional Bonus:	$1,000,000

Target Bonus:	100% of Base Salary

Prior Agreement:	Employment Agreement effective as of February 3, 2012, by and between the Company and Employee

Sections of Prior Agreement that survive with respect to Equity Compensation granted under the Prior Agreement:	Section 3(c) and Section 3(d)